EXHIBIT 99.2

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Combined Financial Statements

(Unaudited)

As of June 30, 2004 and for the six months ended June 30, 2004 and 2003

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Combined Balance Sheet

(Unaudited)

June 30, 2004

(Dollars in thousands)

Assets
Current assets:
Cash	$456
Accounts receivable, net of allowance for doubtful accounts of $420	26,208
Other current assets	275

Total current assets	26,939

Property and equipment, net of accumulated depreciation of $4,542	3,079
Definite-lived intangible assets, net of accumulated amortization of $3,881	122
Goodwill	15,528
Other assets	394

$46,062

Liabilities and Business Unit Equity
Current liabilities:

Line of credit and bank overdraft	$5,651
Bank debt	568
Current portion of related party debt	425
Current portion of capital lease obligations	101
Accounts payable	2,924
Current portion of accrued liabilities	8,267
Deferred revenues	1,717
Current portion of accrued related party interest payable	11

Total current liabilities	19,664

Related party debt, net of discount $321 and current portion	5,241
Capital lease obligations, net of current portion	116
Accrued liabilities, net of current portion	3,768
Accrued related party interest payable, net of current portion	137

Total liabilities	28,926

Commitments and contingencies (notes 3, 6, 7, 8, 13, and 15)
Business unit equity	17,136

$46,062

See accompanying notes to unaudited combined financial statements.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Combined Statements of Operations

(Unaudited)

(Dollars in thousands)

	Six months ended June 30, 2004	Six months ended June 30, 2003
Revenues	$49,106	$46,767

Operating expenses:
Project and business development personnel	40,799	39,412
General and administrative	4,283	3,849
Depreciation and amortization	2,108	2,182
Reimbursable project expenses	1,142	1,585
Gain on sale of assets, net	(45)	(42)

Total operating expenses	48,287	46,986

Income (loss) from operations	819	(219)

Other income (expense):
Interest expense	(52)	(805)
Interest income	5	41

Total other expense, net	(47)	(764)

Income (loss) before provision for income taxes and extraordinary item	772	(983)

Provision for income taxes	—	(9)

Income (loss) before extraordinary item	772	(992)

Extraordinary item – negative goodwill	—	189

Net income (loss)	$772	$(803)

See accompanying notes to unaudited combined financial statements.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Combined Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Six months ended June 30, 2004	Six months ended June 30, 2003
Cash flows from operating activities:
Net income (loss)	$772	$(803)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,108	2,182
Amortization of deferred financing costs and accretion of loan
discounts	36	37
Amortization of deferred compensation and stock compensation expense	81	34
Extraordinary item – negative goodwill	—	(189)
Gain on sale of property and equipment	(45)	(42)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(5,302)	(3,033)
Other current assets	1,719	(326)
Other assets	44	14
Accounts payable and accrued liabilities	(1,535)	(11,048)
Accrued related party interest payable	(3)	282
Deferred revenues	(1,270)	1,045

Net cash used in operating activities	(3,395)	(11,847)

Cash flows from investing activities:
Net cash paid for acquisitions	—	(3,535)
Purchase of property and equipment, net of effects of acquisitions	(1,003)	(718)
Proceeds from sale of property and equipment	45	42

Net cash used in investing activities	(958)	(4,211)

Cash flows from financing activities:
Net proceeds from borrowings under line of credit	4,881	—
Bank overdraft	770	3,282
Proceeds from issuance of long-term debt	568
Payments on long-term debt	(425)	(425)
Principal payments on capital lease obligations	(48)	—
Changes in business unit equity	(2,774)	(4,983)
Proceeds from the exercise of stock options	4	—
Restricted cash	—	872

Net cash provided by (used in) by financing activities	2,976	(1,254)

Net decrease in cash	(1,377)	(17,312)
Cash at beginning of period	1,833	18,147

Cash at end of period	$456	$835

(Continued)

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Combined Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

Supplemental disclosures of cash flow information:
During the six-month periods ended June 30, 2004 and 2003, SBI.Razorfish paid cash for interest of $222 and $140, respectively.
During the six-month periods ended June 30, 2004 and 2003, SBI.Razorfish paid cash for income taxes of $0 and $9, respectively.

Supplemental schedule of noncash investing and financing activities:

During the six-month periods ended June 30, 2004 and 2003, SBI Holdings Inc. completed the following significant acquisitions:

In January 2003, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) acquired the capital stock of Razorfish, Inc. In conjunction with the acquisition, the following net liabilities were assumed (see note 3):

Fair value of assets acquired	$20,911
Cash paid net of $5,336 of cash acquired	(3,535)

Liabilities assumed	$17,376

In July 2003, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) acquired certain assets of Leapnet Partners LLC. As of June 30, 2004, the acquisition has been accounted for as follows (see note 3):

Fair value of assets acquired	$243
Cash paid	(75)

Accrued earnout consideration	$168

In April 2004, the Company amended the terms of its Chicago (Lante) office lease to reduce a portion of the leased space and to extend the term for the remainder of the space. SBI Group Inc. replaced Lante as the tenant under the lease. The effect of the amendment resulted in a reduction in goodwill and accrued lease liability of $2,129, which accounts were established in connection with the Lante acquisition in September 2002.

In April 2003, SBI Holdings Inc. entered into an Exchange Agreement with a shareholder (Shareholder Agreement) who was at the time a member of SBI Holdings Inc.’s board of directors. In accordance with the Shareholder Agreement, the shareholder agreed to exchange 2,000,000 shares of SBI Holdings Inc.’s common stock in consideration for the issuance by SBI Holdings Inc. of an aggregate of 2,000,000 shares of Series B convertible preferred stock (see note 8).

In June 2003, a seller contingent note of $1,000 due to a shareholder was cancelled in exchange for (1) a new unsecured promissory note in the principal amount of $262 with interest at 7.5%, interest and principal due September 30, 2005, and (2) an aggregate of 250,000 shares of Series B Convertible Preferred Stock of SBI Holdings Inc., at a value of $1.00 per share. The difference between the face amount of the original note and the settlement amount was recorded as a reduction of goodwill related to the Scient acquisition (see note 6).

See accompanying notes to unaudited combined financial statements.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

(1)	Description of Business and Nature of Operations

The accompanying unaudited combined financial statements are a presentation of the carved-out business unit financial position, results of operations, and cash flows of SBI.Razorfish (also referred to as the Company). SBI.Razorfish is comprised of SBI Holdings Inc. and that portion of its subsidiaries’ operations (including SBI Group Inc. and Razorfish, Inc.) that provide interactive consulting services to its customers. Collectively, these operations constitute the business unit known as SBI.Razorfish. SBI.Razorfish provides interactive consulting services through the delivery of integrated, interactive marketing solutions to its customers. SBI.Razorfish’s service delivery combines agency creativity with Internet technology expertise to build systems and develop campaigns and programs that help its customers add new customers, increase revenues, and facilitate employees and business partners to make better decisions. This is accomplished by applying a user-centered, insight-driven approach to designing customer solutions. SBI.Razorfish solutions include strategy and planning services, communication services, transaction enablement services, analytics and optimization services, and operational enablement and improvement services. SBI.Razorfish provides its services to many of the Fortune 1000 companies in a variety of industries including financial services, retail, technology, consumer products, pharmaceuticals, travel and leisure, and telecommunications.

SBI.Razorfish operations are organized into three divisions; (1) West Division – based in San Francisco with satellite offices in Los Angeles, Portland, and Seattle, (2) Central Division – based in Chicago, and (3) East Division – based in New York City with satellite offices in Boston, Washington, D.C., Atlanta, and Ft. Lauderdale. SBI.Razorfish employed approximately 500 professionals as of June 30, 2004.

(2)	Summary of Significant Accounting Policies

(a)	Principles of Combination

The accompanying combined financial statements present the combined financial position, results of operations, and cash flows of SBI.Razorfish. All significant intercompany transactions and balances have been eliminated.

The combined financial statements include the accounts specifically attributed to SBI.Razorfish and allocations of expenses related to shared services and administrative functions incurred at the corporate and division operating levels of SBI Holdings Inc.

(b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Certain of those key estimates include allowances for doubtful accounts, allowances for realizability of deferred income tax assets, accruals for matters of litigation and self-insurance, realization of carrying values and useful lives of long-lived tangible and intangible assets, allocation methodology used in preparing carved-out financial statements, and percentage of completion on fixed fee revenue contracts. Differences in these estimates and the ultimate actual results could be material to SBI.Razorfish’s combined financial position and results of operations.

(c)	Cash

As of June 30, 2004, SBI.Razorfish had demand deposits at various U.S. banks in excess of the $100 limit for insurance by the Federal Deposit Insurance Corporation. SBI.Razorfish’s cash as of June 30, 2004 may not be representative of an independent company as SBI.Razorfish’s cash is managed centrally by SBI Holdings Inc. Bank overdrafts of $770 as of June 30, 2004 represent checks that have not yet been presented at the respective bank for payment. Capacity within the Company’s line of credit is sufficient to cover these overdrafts.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

(d)	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Property and equipment consist of computer and office equipment and furniture and fixtures. Property and equipment are depreciated or amortized over useful lives ranging from two to eight years using the straight-line method. Leasehold improvements are amortized over the shorter of the respective lease terms or their useful lives using the straight-line method.

Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred. Gains or losses from the sale or retirement of property and equipment are recorded in current operations.

(e)	Goodwill and Other Indefinite-Lived Intangible Assets

On January 1, 2002, SBI.Razorfish adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. The provisions of SFAS No. 142 prohibit the amortization of goodwill and certain intangible assets that are deemed to have indefinite lives. Goodwill and indefinite-lived intangibles are required to be tested at least annually for impairment and written down, if necessary.

The goodwill and other intangible assets recorded in the accompanying combined balance sheet as of June 30, 2004 were acquired in connection with the acquisitions of Razorfish, Inc., Leapnet Partners LLC, Lante Corporation, and Xcelerate Corp. See note 4 for further information regarding SBI.Razorfish’s goodwill and other intangible assets.

Subsequent to December 31, 2002, but within one year of the date of acquisition (September 30, 2002), the Company finalized its purchase accounting for Scient Inc. and Scient UK Ltd. The net effect of these subsequent adjustments resulted in $189 of negative goodwill, which in accordance with SFAS No. 141, Business Combinations, was recognized as an extraordinary item in the accompanying June 30, 2003 combined statement of operations.

(f)	Long-Lived Assets

Intangible assets determined to have definite lives continue to be amortized over their useful lives. In accordance with SFAS No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted future cash flows expected to be generated by the assets. If the carrying amount of an asset exceeds its fair value, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value. Assets to be disposed of, if any, are separately presented in the combined balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. Definite-lived intangible assets, consisting of customer relationships, are amortized using the straight-line method over estimated useful lives of 18 months.

(g)	Business Unit Equity and Allocation of Expenses

Business unit equity includes the equity of SBI Holdings Inc. as adjusted for investments in and receivables/payables between operations that are not part of the carved-out SBI.Razorfish business unit.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

SBI.Razorfish and other SBI Holdings Inc. operating divisions perform certain administrative functions at the respective division level. These administrative expenses are included in project and business development personnel expenses in the accompanying combined statements of operations. SBI Holdings Inc. did not historically allocate corporate overhead expenses to its operating divisions; however, an allocation of those expenses has been included as general and administrative expenses in the accompanying combined statements of operations. The allocation of corporate overhead expenses to the carved-out SBI.Razorfish business unit represents management’s estimate of that business unit’s usage of corporate functions such as human resources, accounting, legal, treasury, information technology support, and general administration. These estimates and corresponding allocations have been made primarily based on SBI.Razorfish revenue as a percentage of total SBI Holdings Inc. and subsidiaries revenue, and to a lesser extent, when appropriate, based on the percentage of personnel headcount at SBI.Razorfish as compared to the total SBI Holdings Inc. and subsidiaries headcount.

(h)	Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery of the service has occurred, the price to the customer is fixed or determinable, and collectibility is reasonably assured.

Revenues derived from fixed-fee consulting contracts are recognized as services are rendered using the percentage-of-completion method with progress-to-complete measured using labor hour inputs and milestone outputs, as applicable. Cost estimates on percentage-of-completion contracts are reviewed periodically with adjustments recorded in the period in which the revisions are made. Any anticipated losses on contracts are charged to operations as soon as they are determinable. Billings on uncompleted contracts may be greater than or less than the revenues recognized and are recorded as either revenues in excess of billings (an asset) or billings in excess of revenues (a liability) in the accompanying combined financial statements. As of June 30, 2004, revenues in excess of billings totaled $5,544, and are included in accounts receivable in the accompanying combined balance sheet. As of June 30, 2004, billings in excess of revenues totaled $1,717 and are included in deferred revenues in the accompanying combined balance sheet.

Revenues derived from time and materials consulting contracts are recognized as the services are performed.

All reimbursable project expenses billed to customers are recorded as a component of revenues. All reimbursable project costs incurred are recorded as a component of operating expenses. Reimbursable project expenses for the six months ended June 30, 2004 and 2003 totaled $1,142 and $1,585, respectively.

(i)	Income Taxes

As a carved-out business unit of SBI Holdings Inc., SBI.Razorfish does not file separate income tax returns, but rather is included as part of the various income tax returns filed by SBI Holdings Inc. and subsidiaries. For presentation purposes within these combined financial statements, SBI.Razorfish’s income tax provision was computed as if it were a separate company. The provision for foreign taxes is based upon the effective tax rate in the country where the earnings were recorded. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in operations in the period that includes the enactment date.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

(j)	Concentration of Credit Risk, Allowance for Doubtful Accounts Receivable, and Significant Customers

Financial instruments that potentially subject SBI.Razorfish to concentrations of credit risk consist primarily of trade receivables. In the normal course of business, SBI.Razorfish provides credit terms to its customers and requires no collateral. No one customer accounted for greater than 10% of SBI.Razorfish’s net accounts receivable as of June 30, 2004. One customer accounted for 10.6% of SBI.Razorfish’s revenues for the six months ended June 30, 2004. No customers accounted for greater than 10% of SBI.Razorfish’s revenues for the six months ended June 30, 2003. Less than 1% of SBI.Razorfish’s revenues were sourced outside of the United States during the six months ended June 30, 2004 and 2003.

SBI.Razorfish records its trade receivables at sales value and establishes specific reserves for those customer accounts identified with collection problems due to insolvency, disputes, or other issues. The amounts of the specific reserves are estimated by management based on the following assumptions and variables: customer’s financial position, age of the customer’s receivables, and changes in payment schedules and histories. In addition to the specific reserves, management establishes a nonspecific allowance for doubtful accounts based on the aging of those accounts and historical experience. The allowance for doubtful accounts is charged with the write-off of uncollectible customer accounts.

(k)	Advertising Costs

Advertising costs are expensed as the advertising takes place. Advertising expenses were $429 and $165 for the six months ended June 30, 2004 and 2003, respectively, and are included in general and administrative and project and business development personnel expenses in the accompanying combined statements of operations.

(l)	Stock-Based Compensation

SBI Holdings Inc. accounts for stock-based compensation and awards to employees and directors using the intrinsic-value method as outlined in Accounting Principles Board (APB) Opinion No. 25 and related interpretations. Under the intrinsic-value method, compensation expense is recognized if an option’s exercise price is below the fair value of the underlying common stock at the date of grant. Deferred compensation related to stock option issuances is amortized over the vesting term of the related options. During the six-month periods ended June 30, 2004 and 2003, compensation expense of $81 and $34, respectively, was recognized related to stock options and classified as general and administrative expense in the accompanying combined statements of operations.

SFAS No. 123, Accounting for Stock-Based Compensation, requires pro forma information regarding net income (loss) as if SBI.Razorfish had accounted for stock options granted under the fair-value method. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option-pricing model. For purposes of the pro forma disclosure, the estimated fair value of the stock options is amortized over the vesting periods of the respective stock options using the straight-line method. The following table includes the pro forma disclosure and the related impact on the SBI.Razorfish net income (loss) for the six months ended June 30, 2004 and 2003 as if SBI.Razorfish had recorded compensation expense for the fair value of stock options awarded to SBI.Razorfish employees:

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2004	June 30, 2003
Net income (loss) as reported	$772	(803)
Add stock-based employee compensation expense included in reported net income (loss), net of related tax effects	34	34
Deduct total stock-based employee compensation expense determined under the fair-value method for all awards, net of related tax effects	(319)	(290)

Pro forma net income (loss)	$487	(1,059)

(m)	Recent Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (FIN 46R), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. FIN 46R replaces Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. Companies are required to apply FIN 46R to variable interests in Variable Interest Entities (VIEs) created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet, and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interests of the VIE. Management does not expect the adoption of FIN 46R to have a significant impact on SBI.Razorfish’s financial position or results of operations.

SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003. SFAS No. 150 establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 also includes required disclosures for financial instruments within its scope. SFAS No. 150 was effective for instruments entered into or modified after May 31, 2003 and otherwise is effective as of January 1, 2004, except for mandatorily redeemable financial instruments. For certain mandatorily redeemable financial instruments, SFAS No. 150 will be effective for SBI.Razorfish on January 1, 2005. SBI.Razorfish currently does not have any financial instruments that are within the scope of SFAS No. 150. Management does not expect the adoption of SFAS No. 150 to have a significant impact on SBI.Razorfish’s financial position or results of operations.

(n)	Comprehensive Income (Loss)

For the six months ended June 30, 2004 and 2003, comprehensive income (loss) was equal to the net income (loss) presented in the accompanying combined statements of operations.

(3)	Acquisitions

(a) Razorfish, Inc.

On January 22, 2003, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) acquired 100% of the outstanding capital stock of Razorfish, Inc. (Razorfish) for $8,871 in cash. In accordance with purchase accounting, the results of Razorfish’s operations since the acquisition date have been included in the accompanying combined statements of operations. The excess of the purchase price over the fair value

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

of the net identifiable tangible and intangible assets acquired of $13,086 was recorded as goodwill. The allocation of the purchase price was based on the estimated fair value of the underlying net assets acquired. Goodwill originating from the Razorfish acquisition is not deductible for tax purposes.

In connection with the acquisition of Razorfish and in accordance with Emerging Issues Task Force Issue (EITF) 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination (EITF 95-3), SBI.Razorfish formulated a plan to exit certain leased office space previously used by Razorfish and to terminate ten former Razorfish employees. Accordingly, as part of the purchase accounting, SBI.Razorfish recorded an accrual of $1,795 to exit the leased office space and $2,453 for severance costs. The lease-related accrual represents the difference between base rental charges of $2,571 and the offsetting expected sublease revenues of $776. In October 2003, SBI.Razorfish exited another existing lease and determined to re-enter the space previously identified in the exit plan. Accordingly, the remaining leased office space accrual was removed and goodwill reduced. With respect to the severance accrual, all of the affected employees were terminated and most were paid their severance during 2003. The remaining severance accrual of $117 was paid during the six months ended June 30, 2004. During the six months ended June 30, 2004, an income tax receivable of $117 was recorded, legal accruals totaling $626 were removed, and goodwill was reduced by $743.

The initial cost of the acquisition was allocated to the assets acquired and liabilities assumed based on their fair values as follows:

Cash	$5,336
Accounts receivable	4,205
Other current assets	222
Property and equipment	951
Definite-lived intangibles-customer relationships	2,200
Other assets	247
Accounts payable and accrued liabilities	(17,088)
Deferred revenue related to in-process
contracts	(288)
Goodwill	13,086

$8,871

(b) Leapnet Partners LLC

On July 31, 2003, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) entered into an agreement to acquire certain assets of Leapnet Partners LLC (Leapnet). SBI Holdings Inc. agreed to purchase property and equipment for $28, which was its fair value, and agreed to pay additional contingent purchase consideration (described below) for the net assets acquired. SBI Holdings Inc. made an initial payment of $75 in cash at closing. This payment was for the property and equipment and a down payment towards expected contingent purchase consideration that may be paid in the future. In accordance with purchase accounting, the results of Leapnet’s operations since the acquisition date have been included in the accompanying combined statements of operations.

The Leapnet purchase agreement provides for contingent purchase price adjustments based upon the achievement of specified financial goals during the first 12 months subsequent to the acquisition. If such goals are met, SBI.Razorfish is obligated to pay 10% of the related revenue to the former shareholders. As there is no continuing involvement of the former shareholders in the Leapnet operations and there are no employment agreements in existence, this contingent consideration is recorded as an addition to the purchase price at the time the contingency is resolved and the consideration is issued or becomes issuable. During the six months ended June 30, 2004, $86 was recorded as additional contingent consideration. The total purchase price recorded as of June 30, 2004 is based on the milestones that have been met related to this provision. As of June 30, 2004, the excess of the purchase price paid over the fair value of the net identifiable assets acquired of $213 has been recorded as goodwill. Goodwill originating from the acquisition of Leapnet is deductible for tax purposes on a straight-line basis over 15 years.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

The cost of the acquisition through June 30, 2004 was allocated to the assets acquired and liabilities assumed based on their fair values as follows:

Property and equipment	$28
Goodwill	215

.	$243

(4)	Goodwill and Other Intangible Assets

Goodwill

The reporting provisions of SFAS No. 141 require all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. SFAS No. 141 established criteria for the separate recognition of intangible assets acquired in a business combination. The reporting provisions of SFAS No. 142 prohibit the amortization of goodwill and certain intangible assets that are deemed to have indefinite lives and require such assets to be tested for impairment at least annually and written down to fair value, if necessary.

The goodwill recorded in the accompanying combined balance sheet as of June 30, 2004 was acquired in connection with the acquisitions of Razorfish Inc., Leapnet Partners LLC, Lante Corporation, and Xcelerate Corp. The Company performed the annual impairment assessment required by SFAS No. 142 as of December 31, 2003. The valuation process identified the SBI.Razorfish operating business unit’s assets and then determined the fair market value of those assets using a discounted cash flow model. Goodwill related to the SBI.Razorfish business unit was not impaired because the fair values of those operating assets exceeded their carrying amounts at the measurement dates.

During the six months ended June 30, 2004, the Company amended the terms of its Chicago (Lante) office lease to reduce a portion of the leased space and to extend the term for the remainder of the space. SBI Group Inc. replaced Lante as the tenant under the lease. In accordance with EITF No. 95-3, the effect of the amendment was recorded as a reduction in goodwill and accrued lease liability of $2,129, which accounts were established in connection with the Lante acquisition in September 2002.

Intangible Assets

As of June 30, 2004, definite-lived intangible assets consist of customer relationship assets as follows:

Gross carrying amount	$4,003
Less accumulated amortization	(3,881)

$122

Amortization expense related to definite-lived intangible assets totaled $935 and $1,212 for the six-month periods ended June 30, 2004 and 2003, respectively. Estimated amortization expense for the full year ending December 31, 2004 is expected to be $1,057 and none thereafter, as all definite-lived intangible assets will have become fully amortized.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

(5)	Property and Equipment

Property and equipment consist of the following as of June 30, 2004:

Equipment and fixtures	$6,036
Leasehold improvements	1,585

7,621
Less accumulated depreciation and amortization	(4,542)

$3,079

Property and equipment are pledged as collateral for borrowings under credit agreements with a bank (see note 7).

SBI.Razorfish is obligated under capital leases covering certain computer and office equipment (see note 13). As of June 30, 2004, the property and equipment recorded under capital leases were as follows:

Equipment and fixtures	$326
Less accumulated depreciation and amortization	(91)

$235

(6)	Related Party Debt

Related party debt consists of the following as of June 30, 2004:

Exchange senior note due to an investor, unsecured, face value of $3,000, with remaining discount of $321, accreting to face value, interest compounded annually at LIBOR plus 1.25% (2.85% at June 30, 2004, adjusted annually) due June 15, 2008.	$2,679

Seller subordinated notes due to shareholders, unsecured, interest from 7.50% to 12.00% payable quarterly or bi-annually, principal payment of $425 due January 2, 2005 and principal payment of $2,300 due September 30, 2005.	2,725

Seller contingent note due to a shareholder, unsecured, interest at 7.50%, interest and principal due September 30, 2005.	262

Subtotal	5,666

Less current portion	(425)

$5,241

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

Future maturities of long-term debt, net of discounts, are as follows as of June 30, 2004:

Year ending December 31:
2004 (remainder of the year)	$—
2005	2,987
2006	—
2007	—
2008	2,679

$5,666

SBI Holdings Inc. entered into an Exchange and Recapitalization Agreement (the Madeleine Exchange Agreement) dated as of December 30, 2002 with Madeleine L.L.C., a New York limited liability company (Madeleine), SBI Holdings Inc.’s majority shareholder. In addition to owning shares of SBI Holdings Inc.’s common stock, Madeleine owned shares of SBI Holdings Inc.’s Series A mandatorily redeemable preferred stock, senior redemption premium notes, senior notes, and warrants to purchase common stock (collectively, the Madeleine Exchange Securities). In accordance with the Madeleine Exchange Agreement, Madeleine agreed to exchange the Madeleine Exchange Securities with SBI Holdings Inc. in consideration for the issuance by SBI Holdings Inc. of an aggregate of 94,916,718 shares of Series B convertible preferred stock. The exchange closed on February 14, 2003. The basis for the exchange was the issuance of one share of Series B convertible preferred stock for each dollar of (1) the outstanding principal amount and accrued and unpaid interest (determined through September 30, 2002) on each and every promissory note included in the Madeleine Exchange Securities, and (2) the liquidation preference (determined as of September 30, 2002) of the issued and outstanding shares of Series A mandatorily redeemable preferred stock included in the Madeleine Exchange Securities.

SBI Holdings Inc. entered into an Exchange and Recapitalization Agreement (the GE Exchange Agreement) dated as of March 10, 2003 with General Electric Capital Corporation (GE). In accordance with the GE Exchange Agreement, GE agreed to exchange the Substitute Senior Note with SBI Holdings Inc. in consideration for the issuance by SBI Holdings Inc. of an aggregate of 2,518,642 shares of Series B convertible preferred stock. The exchange closed on March 31, 2003. The basis for the exchange was the issuance of one share of Series B convertible preferred stock for each dollar of the outstanding principal amount and accrued and unpaid interest (determined through September 30, 2002) on the Substitute Senior Note.

In accordance with the intent of the Madeleine Exchange Agreement and the GE Exchange Agreement, SBI Holdings Inc. did not accrue any interest or dividends on the Madeleine Exchange Securities or the GE Substitute Senior Note from October 1, 2002 through the dates of the exchanges.

The Madeleine exchange was accounted for as a capital transaction in accordance with APB No. 26, Early Extinguishment of Debt, because Madeleine owns a controlling interest in SBI Holdings Inc. Under the provisions of APB No. 26, transactions between related parties should be accounted for as capital transactions. The GE exchange was also accounted for in accordance with the provisions of APB No. 26 on a fair-value basis. No gain or loss resulted from the GE exchange as the fair values of the securities exchanged were equal.

In June 2003, the seller contingent note of $1,000 due to a shareholder was canceled in exchange for (1) a new unsecured promissory note in the principal amount of $262 with interest at 7.50%, interest and principal due September 30, 2005 and (2) an aggregate of 250,000 shares of Series B Convertible Preferred Stock of SBI Holdings Inc., at a value of $1.00 per share. The difference between the face amount of the original note and the settlement amount has been recorded as a reduction of goodwill.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

(7)	Bank Borrowings

On November 29, 2001, SBI Holdings Inc. entered into a revolving line of credit agreement with a bank that provided for maximum borrowings of $5,000. During the first quarter of 2003, the Company was in violation of one of its quarterly debt covenants. The bank waived this violation on April 16, 2003.

The revolving line of credit agreement was renewed on June 3, 2003. On September 5, 2003, SBI Holdings Inc. entered into a new revolving line of credit agreement with the same bank that provided for maximum borrowings of $7,000. Borrowings under the agreement were secured by essentially all of the assets of SBI Holdings Inc. and subsidiaries and bore interest at the bank’s prime rate (4.00% as of June 30, 2004) plus 0.75%. As of June 30, 2004, SBI Holdings Inc. had borrowed $4,881 under the line of credit; additionally, $772 of the borrowing base had been utilized to cover open letters of credit for lease obligations for certain office space. Under the terms of the 2003 agreement, SBI Holdings Inc. is required to comply with certain restrictive covenants, including minimum earnings before income taxes, depreciation, and amortization (EBITDA) and working capital requirements, as defined. SBI Holdings Inc. was not in compliance with these covenants as of June 30, 2004. The new agreement had a maturity date of August 1, 2004. Borrowings under the line of credit were paid in full on July 27, 2004.

On February 25, 2004, SBI Holdings Inc. entered into a credit agreement with a bank that provided for maximum borrowings of $825. Borrowings under the agreement were secured by all computer equipment purchased with the loan proceeds and bore interest at the prime rate (4.00% as of June 30, 2004) plus 0.75%. The maturity date for borrowings under this agreement was August 20, 2004. As of June 30, 2004, borrowings under the agreement amounted to $568. Borrowings under this agreement were paid in full on July 27, 2004.

(8)	Preferred Stock

Series A Mandatorily Redeemable Preferred Stock

In 2003, the holders of the Series A preferred stock converted their shares to Series B convertible preferred stock. The Series A preferred shareholders were entitled to cumulative preferred dividends of 16%, compounded annually, payable quarterly on January 15, April 15, July 15, and October 15, in the form of either cash or additional preferred stock at a rate of 0.01 shares for each $1.00 of dividends. As of June 30, 2004, there were no shares of Series A redeemable preferred stock outstanding.

Series B Convertible Preferred Stock

The Series B convertible preferred stock ranks junior to hereafter issued Series A preferred stock, both as to payment of dividends and as to distribution of assets upon liquidation. Shares of Series B convertible preferred stock rank senior to SBI Holdings Inc.’s common stock as to distribution of assets upon liquidation and rank pari passu with SBI Holdings Inc.’s common stock as to payment of dividends. The Series B convertible preferred stock has both optional and automatic conversion features into shares of SBI Holdings Inc.’s common stock. The conversion price for the Series B convertible preferred stock is initially $1.00 with each Series B convertible preferred share being convertible into one common share. The conversion price may be adjusted from time to time for stock splits, stock dividends, and other common stock adjustments and distributions.

The holders of the Series B convertible preferred stock are entitled to vote equally with the shares of the holders of the common stock of SBI Holdings Inc. Until the occurrence of an initial public offering (IPO), the holders of the Series B convertible preferred stock also have approval and consent rights with respect to major corporate actions, including payment of dividends and other restricted payments, acquisitions, incurrence of indebtedness, amendment to the Articles of Incorporation, and issuance of equity instruments.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

SBI Holdings Inc. entered into an Exchange Agreement dated April 7, 2003 with a shareholder (Shareholder Agreement) who was at the time a member of SBI Holdings Inc.’s board of directors. In accordance with the Shareholder Agreement, the shareholder agreed to exchange 2,000,000 shares of SBI Holdings Inc.’s common stock in consideration for the issuance by SBI Holdings Inc. of an aggregate of 2,000,000 shares of Series B convertible preferred stock.

On August 28, 2003, 8,000,000 shares of Series B convertible preferred stock were issued to SBI Holdings Inc.’s majority shareholder for $4,000 in cash. The proceeds were used to fund acquisitions and for general working capital purposes.

As of June 30, 2004, 107,685,360 shares of Series B convertible preferred stock were outstanding.

(9)	Common Stock

The Articles of Incorporation of SBI Holdings Inc. authorize the issuance of up to 300,000,000 shares of no par value common stock. As of June 30, 2004, 13,171,281 shares of SBI Holdings Inc. common stock were outstanding. Common stock equivalents at June 30, 2004 consist of 107,685,360 shares issuable upon the conversion of Series B Preferred Stock (see note 8), 39,546,069 shares issuable upon the exercise of warrants (see note 10), and 23,356,650 shares issuable upon the exercise of stock options, of which 12,538,675 were exercisable as of June 30, 2004. The options and warrants were all exchanged for cash in connection with the Company’s merger with a subsidiary of aQuantive, Inc. on July 27, 2004 (see note 15).

(10)	Warrants to Purchase Common Stock

During the year ended December 31, 2002, SBI Holdings Inc. granted warrants to its majority shareholder to purchase 39,546,069 shares of SBI Holdings Inc.’s common stock at an initial exercise price of $1.00 per share in connection with debt financing to fund acquisitions. Warrants to purchase 13,182,023 shares were issued in connection with the financing of each of three acquisitions (a total of 39,546,069 shares). The aggregate value of the warrants of $10,600 was determined by allocating the fair values of the respective debt instruments and warrants on a pro rata basis. The fair values of the warrants issued were determined utilizing the Black-Scholes option-pricing model on the issuance dates. The warrants are exercisable at any time and from time to time prior to either the eighth or tenth anniversary of the date of issuance at the then warrant exercise price (i.e., the exercise price may be adjusted for various reasons such as the issuance of additional shares of common stock without consideration or for a consideration per share less than the current exercise price). Warrant holders receive weighted average antidilution protection for issuances below fair market value or the exercise price and other customary antidilution protection, capitalization and change of control protections and demand and piggyback registration rights. The warrant exercise price may be paid in cash or via cashless exercise. One-third of the warrants expire on each of July 29, 2010, September 6, 2012, and December 31, 2012. The options and warrants were all exchanged for cash in connection with the Company’s merger with a subsidiary of aQuantive, Inc. on July 27, 2004 (see note 15).

(11)	Stock-Based Compensation Plan

SBI Holdings Inc. has in place the 1998 Stock Option Plan (the Plan) to provide incentives to eligible employees and directors. Under the Plan, the board of directors is authorized to grant options to purchase up to 33,000,000 shares of common stock to eligible individuals. The board of directors is also authorized to specify the terms and conditions of each option granted, including the number of shares, the exercise price, the vesting provisions, and the option term.

During the six months ended June 30, 2004, SBI Holdings Inc. granted to SBI.Razorfish officers and employees options to purchase a total of 1,775,000 shares of SBI Holdings Inc.’s common stock.

A summary of stock option activity for all SBI Holdings Inc. option grants is presented below (including those for SBI.Razorfish employees). Subsequent to June 30, 2004, the acquirer of the SBI.Razorfish

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

business unit (see note 15) agreed to compensate all SBI Holdings Inc. and subsidiaries’ employees for “in-the-money” outstanding stock options held by them as of the acquisition date. Information in the tables below presents options for all of SBI Holdings Inc. employees and for only those employees working in the SBI.Razorfish business unit:

	SBI.Razorfish		Total SBI Holdings Inc.
	Number of options	Weighted average exercise price per share	Number of options	Weighted average exercise price per share
Outstanding, December 31, 2003	18,838,250	$1.08	22,131,850	$1.10

Granted	1,775,000	1.09	1,775,000	1.09
Exercised	(3,500)	1.00	(3,500)	1.00
Forfeited	(375,000)	1.01	(546,700)	1.00

Outstanding, June 30, 2004	20,234,750	1.08	23,356,650	1.11

The following table summarizes information about the total options outstanding and options exercisable as of June 30, 2004:

	SBI.Razorfish			Total SBI Holdings Inc.
Option Price per share	Options outstanding	Options exercisable	Weighted average remaining contractual life	Options outstanding	Options exercisable	Weighted average remaining contractual life
$1.00	17,931,500	10,613,500	9.3	20,617,900	11,510,550	8.4
1.10	1,865,000	315,000	8.7	2,035,000	485,000	8.4
4.00	30,250	30,250	5.5	61,250	61,250	5.5
4.25	408,000	306,000	6.5	642,500	481,875	6.5

	20,234,750	11,264,750		23,356,650	12,538,675

The weighted average fair value of options granted during the six months ended June 30, 2004 was $0.12 for both SBI.Razorfish and total SBI Holdings Inc. The fair market value of the stock options is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants during the six months ended June 30, 2004; risk-free interest rate of 3.22%; expected dividend yield of 0%; expected volatility factor of 0%; and expected exercise lives of four years. The options all vested in connection with the Company’s merger with a subsidiary of aQuantive, Inc. on July 27, 2004 (see note 15).

(12)	Income Taxes

As a carved-out business unit of SBI Holdings Inc., SBI.Razorfish does not file separate income tax returns, but rather is included as part of the various income tax returns filed by SBI Holdings Inc. and subsidiaries. For presentation purposes within these combined financial statements, SBI.Razorfish’s income tax provision was computed as if it were a separate company. All deferred income tax assets and liabilities are presented as if the carved-out business unit had existed as a separate company. The availability to a particular entity of actual deferred income tax assets and liabilities, including net operating loss carryforwards and other income tax attributes, will be dependent upon the nature of any transaction separating the carved-out business unit from the SBI consolidated group, and the resulting income tax treatment may vary significantly from this presentation. Based upon SBI.Razorfish’s net losses since inception, management believes that it is more likely than not that SBI.Razorfish will not realize the benefit of the majority of the deferred income tax assets in the future. Consequently, SBI.Razorfish has established valuation allowances for all of its net deferred income tax assets.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

(13)	Commitments and Contingencies

(a)	Legal Matters

In June 2001, Razorfish, Inc. (acquired by SBI Holdings Inc. on January 22, 2003) was named as a defendant in a securities class action filed in United States District Court for the Southern District of New York related to its IPO in March 2000. The lawsuit also named certain of the underwriters of the IPO as well as certain officers and directors as defendants.

Approximately 300 other issuers and their underwriters have had similar suits filed against them, all of which are now included in a single coordinated proceeding in the Southern District of New York (the IPO Litigations). The complaints allege that the prospectus and the registration statement for the IPO failed to disclose that the underwriters allegedly solicited and received “excessive” commissions from investors and that some investors in the IPO allegedly agreed with the underwriters to buy additional shares in the aftermarket in order to inflate the price of the issuer’s stock. An amended complaint was filed April 19, 2002. The complaints seek unspecified damages, attorney and expert fees, and other unspecified litigation costs.

On July 1, 2002, the underwriter defendants in the consolidated actions moved to dismiss all of the IPO Litigations. On July 15, 2002, Razorfish, Inc., along with other nonunderwriter defendants in the coordinated cases, also moved to dismiss the litigation. On February 19, 2003, the Court ruled on the motions.

The Court denied Razorfish, Inc.’s motion to dismiss the claims against it under Rule 10b-5. The motions to dismiss the claims under Section 11 of the Securities Act were also denied. The Court granted the motion to dismiss the Rule 10b-5 claims as to the individual defendants.

Razorfish, Inc. has approved a Memorandum of Understanding (MOU) and related agreements, which set forth the terms of the settlement agreement between the issuer, the plaintiff class, and the vast majority of the other approximately 300 issuer defendants. Among other provisions, the settlement contemplated by the MOU provides for a release of Razorfish, Inc. and the individual defendants for the conduct alleged in the action to be wrongful. The issuers would agree to undertake certain responsibilities, including agreeing to assign away, not assert, or release certain potential claims the issuers may have against their underwriters. No Monetary Payments would be required of the issuers. Find settlement with the plaintiffs was executed in June 2004 subject to court approval. Management believes, after consultation with legal counsel, a material adverse resolution to SBI.Razorfish or SBI Holdings Inc. is remote. No liability has been accrued in the accompanying combined financial statements related to this matter.

Additionally, SBI.Razorfish is the subject of certain other legal actions, which it considers routine to its business activities. Certain of these matters of litigation are carryover issues related to entities acquired by SBI Holdings Inc. in recent years and are part of the SBI.Razorfish business unit. Management, after consultation with legal counsel, believes that the ultimate resolution of these legal actions will not materially affect SBI.Razorfish’s combined financial position, results of operations, or liquidity beyond amounts accrued for in the accompanying combined financial statements. However, there can be no assurance that SBI.Razorfish’s analyses and estimates related to these matters of litigation will prove accurate and any required adjustments to the combined financial statements may have a material adverse impact on SBI.Razorfish’s business.

In May 2004, the Company received a cash settlement of $625 related to an Insurance claim made by Scient Corporation with its insurance carrier prior to its acquisition by the Company in September 2002. This recovery has been included as a reduction to general and administrative expense in the accompanying combined statement of operations for the six-month period ended June 30, 2004.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

(b)	Leases

SBI.Razorfish leases office space and equipment under long-term noncancelable operating lease agreements and certain equipment under capital leases with remaining terms in excess of one year. Rent expense for the six months ended June 30, 2004 and 2003 was $1,768 and $2,284, respectively.

In April 2004, the Company amended the terms of its Chicago (Lante) office lease to reduce a portion of the leased space and to extend the term for the remainder of the space. SBI Group Inc. replaced Lante as the tenant under the lease. Inaccordance with EITF No. 95-13, the effect of the amendment was recorded as a reduction in goodwill and accrued lease liability of $2,129, which accounts were established in connection with the Lante acquisition in September 2002.

As of June 30, 2004, in connection with certain operating leases for office space, SBI.Razorfish was obligated to maintain open letters of credit in the amount of $772, which reduced the availability under the revolving line of credit (see note 7).

(c)	Employment Contracts

SBI.Razorfish has entered into employment contracts with four key officers and employees with terms of one to three years. The contracts cover collective annual salaries totaling $1,360. Bonuses to these individuals are contingent upon specified results of operations or are made at the discretion of the board of directors. The employment contracts have customary provisions for other benefits and also include noncompetition clauses. Three of the employment contracts have change in control provisions that trigger severance payments totaling $1,970 to be paid at the time of change in control.

(14)	Additional Related Party Transactions

In addition to the related party debt discussed in note 6, SBI.Razorfish has the following related party transactions.

SBI.Razorfish utilizes the services of a law firm, a partner of which is related to a member of the SBI Holdings Inc. board of directors and holds a less than 1% interest in the outstanding stock of SBI Holdings Inc. During the six months ended June 30, 2004 and 2003, SBI.Razorfish paid $71 and $196, respectively, to the law firm for services rendered.

In October 2002, SBI Holdings Inc. sold 2,000,000 shares of common stock to a shareholder and then member of the board of directors of SBI Holdings Inc. at a purchase price of $1.00 per share, the fair value of the common stock on that date. Subsequent to December 31, 2002, the shareholder exchanged the common stock for Series B convertible preferred stock (see note 8).

On May 17, 2004, SBI Holdings Inc. advanced $124 to an Executive Vice President of the Company. The advance was evidenced by a promissory note bearing an annual interest rate of 5% and having a maturity date of March 31, 2005.

(15)	Subsequent Events

On July 27, 2004, a merger between a subsidiary of aQuantive, Inc. and SBI Holdings Inc. was closed whereby all of the outstanding shares of SBI Holdings Inc. were acquired. Prior to the closing, SBI Holdings Inc. distributed interests in operations that were not part of SBI.Razorfish and certain other operating assets and liabilities to a newly formed entity owned by the then existing shareholders of SBI Holdings Inc.

Pursuant to the terms of the merger agreement, all options and warrants to purchase shares of SBI Holdings Inc. stock having an exercise price of less than the merger consideration were exchanged for the right to receive a payment equal to the difference between the merger consideration and the exercise price of those options and warrants. All other options were cancelled at the time of the merger.

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(Unaudited)

(In thousands, except share and per share amounts)

The holders of options and warrants did not receive any interest in the assets distributed prior to the merger. Subsequent to June 30, 2004, Board of Directors determined to reduce the exercise price of outstanding options and warrants by $0.10 per option or warrant, providing increased merger consideration to the holders of those instruments.

The SBI Holdings Inc. and subsidiaries 401(k) retirement savings plan was terminated on July 25, 2004 and all participants in the plan with account balances as of that date became 100% vested in those balances.